Exhibit 99.1

Amendment to Restricted Stock Unit Award Agreement

This AMENDMENT (the “Amendment”), dated as of the last date set forth in the signature page hereto, is made between The First American Corporation (the “Company”) and the individual whose name and signature is set forth on the signature page hereto (the “Participant”).

WHEREAS, the Company and the Participant are parties to that certain Restricted Stock Unit Award Agreement, dated as of March 5, 2007 (as amended prior to the date hereof, the “Original RSU Agreement”; the Original RSU Agreement, as amended by this Amendment, the “RSU Agreement”; capitalized terms used in this Amendment and not otherwise defined in this Amendment, shall have the meanings given them in the Original RSU Agreement);

WHEREAS, the Participant and the Company desire to amend the Original RSU Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Parties hereby agree as follows:

1. Effectiveness. This Amendment shall be effective as of March 5, 2007 (the “Effective Date”).

2. Amendment.

(a) As of the Effective Date, the Original RSU Agreement shall be amended by the deletion of Section 4(b)(i) thereof and the insertion of the following in its place:

“(i) the outstanding Period of Restriction applicable to all Bonus Restricted Stock Units shall continue in effect until, and lapse on, the first anniversary of the date of such Retirement.”

(b) As of the Effective Date, the Original RSU Agreement shall be amended by the deletion of the final two sentences of Section 4 thereof and the insertion of the following in its place:

“For purposes of this Agreement, Retirement means Termination of the Participant, other than for Cause, after the Participant has reached 62 years of age.”

3. Future Reference. Except as expressly modified by this Agreement, the RSU Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the RSU Agreement shall from and after the Effective Date be deemed to be a reference to the Original RSU Agreement as amended by this Amendment.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

Date:

Acknowledged and agreed:

Signature:
Printed Name:
Date: